SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  April 15, 2005
(Date of earliest event reported)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 1200
Chicago, Illinois  60606
(Address of Principal Executive Offices)

(312) 660-5000
Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

On April 15, 2005, the U.S. Bankruptcy Court for the Northern District of Illinois (the “Court”) entered an order approving the bidding guidelines and procedures for the Chapter 11 auction sale of substantially all of the assets of Universal Access Global Holdings Inc. and its domestic subsidiaries (collectively, the “Company”). The Court set May 13, 2005 as the date for commencement of an auction to sell the Company’s assets to the bidder submitting the highest and best bid for the assets. The sale approval hearing will take place on May 17, 2005,  immediately following the conclusion of the supervised auction.

A copy of the Bidding Procedures Order is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Additionally, as previously disclosed, Universal Access Global Holdings Inc. does not intend to continue filing annual and periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In lieu of filing its annual and periodic reports under the Exchange Act, it plans to file its monthly operating reports filed with the Court (the “Operating Reports”).  Accordingly, Universal Access Global Holdings Inc. is filing its Operating Report for the period of March 1, 2005 to March 31, 2005, which was filed with the Court on April 15, 2005.  The Operating Report is attached hereto as Exhibit 99.2.

Item 9.01: Financial Statements and Exhibits

Exhibit	Description

99.1	Bidding Procedures Order entered on April 15, 2005.

99.2	Operating Report for the period of March 1, 2005 to March 31, 2005, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on April 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2005

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

	By:	/s/ Randall R. Lay
	Its:	Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Bidding Procedures Order entered on April 15, 2005.

99.2	Operating Report for the period of March 1, 2005 to March 31, 2005, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on April 15, 2005.